Exhibit 99.1

Release:	4:15 P.M. October 19, 2023

212-365-6721

IR@MCBankNY.com

Metropolitan Bank Holding Corp. Reports Third Quarter 2023 Results

Sustained Core Funding and Balance Sheet Growth Demonstrates Disciplined Approach to Balance Sheet Management

Quarterly Financial Highlights

●Total deposits at September 30, 2023 were $5.5 billion, an increase of $233.0 million from June 30, 2023 and an increase of $243.7 million from December 31, 2022.
●Strong prudent loan growth, with net loan growth of $204.9 million from June 30, 2023 and $514.0 million from December 31, 2022.
●Asset quality remains strong.
●Stable net interest income of $53.6 million.
●Return on average equity of 13.9% and return on average tangible common equity1 of 14.1%.
●Liquidity remains strong. At September 30, 2023, cash on deposit with the Federal Reserve Bank of New York and available secured funding capacity totaled $3.1 billion, which was 223.7% of uninsured deposit balances and 56.9% of total deposits.
●The Company and Bank are “well capitalized” across all measures of regulatory capital, with total risk-based capital ratios of 13.1% and 12.8%, respectively, at September 30, 2023, well above regulatory minimums.

1 Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures on page 13.

NEW YORK, October 19, 2023 ‒ Metropolitan Bank Holding Corp. (the “Company”) (NYSE: MCB), the holding company for Metropolitan Commercial Bank (the “Bank”), reported net income of $22.1 million, or $1.97 per diluted common share, for the third quarter of 2023 compared to net income of $25.0 million, or $2.23 per diluted common share, for the third quarter of 2022.

Mark DeFazio, President and Chief Executive Officer, commented,

“I am pleased with our results this quarter, particularly given the continuing challenges facing the banking industry. Notwithstanding the sustained high interest rate environment, we had a strong quarter which demonstrated a disciplined approach to balance sheet management and net interest income stability.

“We continue to be well positioned to support our clients and to enhance shareholder value.”

Balance Sheet

Total cash and cash equivalents were $177.4 million at September 30, 2023, a decrease of $24.4 million, or 12.1%, from June 30, 2023 and a decrease of $531.4 million from September 30, 2022. The decrease from June 30, 2023, primarily reflected the $204.9 million net deployment into loans and $88.0 million decline in borrowings partially offset by the $233.0 million increase in deposits. The decrease from September 30, 2022, reflected the $737.2 million net deployment into loans and the $209.9 million outflow of deposits primarily due to the decrease in crypto-related deposits.

Total loans, net of deferred fees and unamortized costs, were $5.4 billion, an increase of $204.9 million, or 4.0%, from June 30, 2023, and an increase of $737.2 million, or 16.0%, from September 30, 2022. Loan production was $333.5 million for the third quarter of 2023 compared to $425.4 million for the prior linked quarter and $423.6 million for the prior year period. The increase in total loans from June 30, 2023, was due primarily to an increase of $165.8 million in CRE loans (including owner-occupied) and $22.1 million in commercial and industrial (C&I) loans. The increase in total loans from September 30, 2022, was due primarily to an increase of $651.6 million in CRE loans (including owner-occupied) and $107.6 million in C&I loans, partially offset by a $34.2 million decrease in construction loans.

Total deposits were $5.5 billion at September 30, 2023, an increase of $233.0 million, or 4.4% from June 30, 2023, and a decrease of $209.9 million or 3.7% from September 30, 2022. The increase from June 30, 2023, was due primarily to an aggregate net increase of $286.1 million in deposit verticals, partially offset by a decrease of $53.1 million in crypto corporate-related deposits. The decrease in crypto corporate-related deposits reflects the Company’s final exit from the crypto-related vertical. The decrease in deposits from September 30, 2022, was primarily due to a decrease of $757.3 million in crypto-related deposits, partially offset by an aggregate net increase of $547.3 million in deposit verticals. Non-interest-bearing demand deposits declined to 31.6% of total deposits at September 30, 2023, compared to 32.7% at June 30, 2023 and 53.4% at September 30, 2022, primarily reflecting the outflow of crypto-related deposits.

Accumulated other comprehensive loss, net of tax, was $60.2 million, an increase of $9.2 million, from June 30, 2023, and $6.3 million from September 30, 2022. The increase from June 30, 2023 was due to an increase in unrealized losses on available-for-sale securities due to prevailing market interest rates. The increase from September 30, 2022 was due primarily to an increase in unrealized losses on available-for-sale securities due to the prevailing market interest rates, partially offset by the increases in unrealized gains on cash flow hedges prior to their termination in the third quarter of 2022.

At September 30, 2023, the Company had $3.0 billion in available secured wholesale funding capacity. The Company and the Bank each met all the requirements to be considered “Well-Capitalized” under applicable regulatory guidelines. Total non-owner-occupied commercial real estate loans were 374.8% of total risk-based capital at September 30, 2023, compared to 363.2% and 343.3% at June 30, 2023 and September 30, 2022, respectively.

Income Statement

Financial Highlights

	Three months ended			Nine months ended
	Sept. 30,	Jun. 30,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in thousands, except per share data)	2023(1)	2023	2022	2023(1)	2022
Total revenues(2)	$60,070	$61,606	$69,143	$187,184	$185,502
Net income (loss)	22,063	15,561	24,955	62,700	67,165
Diluted earnings (loss) per common share	1.97	1.37	2.23	5.61	5.98
Return on average assets(3)	1.33%	0.98%	1.51%	1.31%	1.33%
Return on average equity(3)	13.9%	10.1%	16.8%	13.7%	15.7%
Return on average tangible common equity(3), (4)	14.1%	10.3%	17.1%	13.9%	16.1%

(1)	The three and nine months ended September 30, 2023, include a $3.0 million and $5.5 million, respectively, reversal of the regulatory settlement reserve recorded in the fourth quarter of 2022.
(2)	Total revenues equal net interest income plus non-interest income.
(3)	Ratios are annualized.
(4)	Net income divided by average tangible common equity. Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures on page 13.

Net Interest Income

Net interest income of $53.6 million for the third quarter of 2023 was stable compared to $53.8 million for the prior linked quarter, notwithstanding the prevailing interest rate environment. The $194,000 decrease was primarily due to changes in prevailing market interest rates, and the shift from non-interest bearing deposits to interest bearing funding primarily related to the final exit from the crypto-related deposit vertical, partially offset by loan growth and the increase in loan yields.

Net interest income for the third quarter of 2023 decreased $9.8 million from the prior year period. The decrease from the prior year period was primarily due to the 258 basis point increase in total cost of funds and the increase in the average balance of borrowed funds related to the final exit from the crypto-related deposit vertical, partially offset by loan growth and the increase in loan yields.

Net Interest Margin

Net interest margin for the third quarter of 2023 was 3.27% compared to 3.44% and 3.85% for the prior linked quarter and prior year period, respectively. The 17 basis point decrease from the prior linked quarter was due primarily to the shift from non-interest bearing deposits to interest bearing funding related to the final exit from the crypto-related deposit vertical and to changes in prevailing interest rates, which were partially offset by loan growth and the increase in loan yields. The 58 basis point decrease from the prior year period was driven largely by the increase in the average balance of borrowed funds and the shift from non-interest bearing deposits to interest bearing deposits related to the final exit from the crypto-related deposit vertical, partially offset by loan growth and the increase in loan yields.

Total cost of funds for the third quarter of 2023 was 303 basis points compared to 252 basis points and 45 basis points for the prior linked quarter and prior year period, respectively, which primarily reflects higher short term borrowing balances and the shift from non-interest bearing deposits to interest bearing deposits related to the final exit from the crypto-related deposit vertical, and to changes in prevailing market interest rates.

Non-Interest Income

Non-interest income was $6.5 million for the third quarter of 2023, a decrease of $1.3 million from the prior linked quarter and an increase of $695,000 from the prior year period. The decrease from the prior linked quarter was primarily driven by the final exit from the digital currency business. The increase from the prior year period was primarily driven by other service charges and fees.

Non-Interest Expense

Non-interest expense was $30.9 million for the third quarter of 2023, a decrease of $1.5 million from the prior linked quarter and a decrease of $266,000 from the prior year period. The decrease from the prior linked quarter was due primarily to the $3.0 million reversal of the regulatory settlement reserve recorded in the fourth quarter of 2022 and the $1.1 million reduction in professional fees, partially offset by the $1.9 million increase in compensation and benefits. The decrease from the prior year period was due primarily to the $3.0 million reversal of the regulatory settlement reserve recorded in the fourth quarter of 2022 and the $2.2 million reduction in professional fees, partially offset by the $2.6 million increase in compensation and benefits.

Income Tax Expense

The effective tax rate for the third quarter of 2023 was 22.2% compared to 37.4% for the prior linked quarter, which reflects a discrete tax item related to the exercise of stock options in the third quarter of 2023 and the reversal of the regulatory settlement reserve. The effective tax rate was 30.6% for the prior year period.

Asset Quality

Credit quality remains strong. The ratio of non-performing loans to total loans was 0.58% at September 30, 2023 compared to 0.47% at June 30, 2023 and 0.00% at September 30, 2022, respectively. The allowance for credit losses (“ACL”) was $52.3 million at September 30, 2023, an increase of $648,000 from June 30, 2023 and an increase of $9.8 million from September 30, 2022. The increase from the prior linked quarter was due primarily to loan growth, partially offset by improved macroeconomic factor forecasts. The increase from the prior year period was due primarily to loan growth and the adoption of ASU No. 2016-13. The Company adopted ASU No. 2016-13, Financial Instruments – Credit Losses (ASC 326) effective January 1, 2023. ASU No. 2016-13 requires the measurement of all expected credit losses for financial assets held at amortized cost to be based on historical experience, current condition, and reasonable and supportable forecasts. Upon adoption, the Company recorded a $2.3 million increase to the ACL for loans, a $777,000 increase to the ACL for loan commitments, and a $2.1 million decrease to retained earnings, net of taxes.

Conference Call

The Company will conduct a conference call at 9:00 a.m. ET on Friday, October 20, 2023, to discuss the results. To access the event by telephone, please dial 800-343-5172 (US), 203-518-9814 (INTL), and provide conference ID: MCBQ323 approximately 15 minutes prior to the start time (to allow time for registration).

The call will also be broadcast live over the Internet and accessible at MCB Quarterly Results Conference Call and in the Investor Relations section of the Company’s website at MCB News. To listen to the live webcast, please visit the site at least 15 minutes prior to the start time to register, download and install any necessary audio software. For those unable to join for the live presentation, a replay of the webcast will also be available later that day accessible at MCB Quarterly Results Conference Call.

About Metropolitan Bank Holding Corp.

Metropolitan Bank Holding Corp. (NYSE: MCB) is the parent company of Metropolitan Commercial Bank (the “Bank”), a New York City based full-service commercial bank.

The Bank provides a broad range of business, commercial and personal banking products and services to individuals, small businesses, private and public middle-market and corporate enterprises and institutions, municipalities and local government entities.

Metropolitan Commercial Bank’s Global Payments Group is an established leader in providing payments services to domestic and international non-bank financial service companies. The Bank continues to grow its presence as a valued, trusted and innovative strategic partner across payments, custodial and money services businesses worldwide.

Metropolitan Commercial Bank’s EB-5 / E-2 International Group delivers banking services and products for United States Citizen and Immigration Services EB-5 Immigrant Investor Program investors, developers, Regional Centers, government agencies, law firms and consulting companies that specialize in EB-5 and E-2.

Metropolitan Commercial Bank was ranked by Independent Community Bankers of America among the top ten successful loan producers for 2023 by loan category and asset size for commercial banks with more than $1 billion in assets. The Bank finished ninth in S&P Global Market Intelligence’s annual ranking of the best-performing community banks with assets between $3 billion and $10 billion for 2022 and eighth among top-performing community banks in the Northeast region for 2022. The Bank is also a member of the Piper Sandler Sm-All Stars Class of 2022 and Kroll affirmed a BBB+ (investment grade) deposit rating on January 25, 2023.

The Bank is a New York State chartered commercial bank, a member of the Federal Reserve System and the Federal Deposit Insurance Corporation, and an equal housing lender.

For more information, please visit the Bank’s website at MCBankNY.com.

Forward-Looking Statement Disclaimer

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include but are not limited to the Company’s future financial condition and capital ratios, results of operations and the Company’s outlook and business. Forward-looking statements are not historical facts. Such statements may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “plan,” “continue” or similar terminology. These statements relate to future events or our future financial performance and involve risks and uncertainties that are difficult to predict and are generally beyond our control and may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we caution you not to place undue reliance on these forward-looking statements. Factors which may cause our forward-looking statements to be materially inaccurate include, but are not limited to the following: the interest rate policies of the Board of Governors of the Federal Reserve System; inflation; an unexpected deterioration in our loan or securities portfolios; changes in liquidity, including the size and composition of our deposit portfolio, including the percentage of uninsured deposits in the portfolio; further deterioration in the financial condition or stock prices of financial institutions generally; unexpected increases in our expenses; different than anticipated growth and our ability to manage our growth; the lingering effects of the COVID-19 pandemic on our business and results of operation; unanticipated regulatory action or changes in regulations; potential recessionary conditions; unanticipated volatility in deposits; unexpected increases in credit losses or in the level of delinquent, nonperforming, classified and criticized loans; our ability to absorb the amount of actual losses inherent in our existing loan portfolio; an unanticipated loss of key personnel or existing customers; competition from other institutions resulting in unanticipated changes in our loan or deposit rates; an unexpected adverse financial, regulatory or bankruptcy event experienced by our non-bank financial service partners; unanticipated increases in FDIC costs; changes in regulations, legislation or tax or accounting rules, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury; impacts related to or resulting from recent bank failures; an unexpected failure to successfully manage our credit risk and the sufficiency of our allowance, the credit and other risks from borrower and depositor concentrations (by geographic area and by industry); the current or anticipated impact of military conflict, terrorism or other geopolitical events; the costs, including possibly incurring fines, penalties or other negative effects (including reputational harm), of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions; a failure in or breach of the Company’s operational or security systems or infrastructure, including cyberattacks; the failure to maintain current technologies, or to implement new technologies; the failure to maintain effective internal controls over financial reporting; the failure to retain or attract employees; and unanticipated adverse changes in our customers’ economic conditions or general economic conditions, as well as those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q which have been filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

Forward-looking statements speak only as of the date of this release. We do not undertake (and expressly disclaim) any obligation to update or revise any forward-looking statement, except as may be required by law.

Consolidated Balance Sheet (unaudited)

	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in thousands)	2023	2023	2023	2022	2022
Assets
Cash and due from banks	$36,438	$33,534	$32,525	$26,780	$28,929
Overnight deposits	140,929	168,242	266,978	230,638	679,849
Total cash and cash equivalents	177,367	201,776	299,503	257,418	708,778
Investment securities available-for-sale	429,850	426,068	444,169	445,747	423,265
Investment securities held-to-maturity	478,886	515,613	501,525	510,425	521,376
Equity investment securities, at fair value	2,015	2,066	2,087	2,048	2,027
Total securities	910,751	943,747	947,781	958,220	946,668
Other investments	35,015	28,040	27,099	22,110	17,484
Loans, net of deferred fees and unamortized costs	5,354,487	5,149,546	4,851,694	4,840,523	4,617,304
Allowance for credit losses	(52,298)	(51,650)	(47,752)	(44,876)	(42,541)
Net loans	5,302,189	5,097,896	4,803,942	4,795,647	4,574,763
Receivables from global payments business, net	79,892	84,919	83,787	85,605	75,457
Other assets(1)	178,145	165,772	147,870	148,337	144,328
Total assets	$6,683,359	$6,522,150	$6,309,982	$6,267,337	$6,467,478

Liabilities and Stockholders' Equity
Deposits
Non-interest-bearing demand deposits	$1,746,626	$1,730,380	$2,122,606	$2,422,151	$3,058,014
Interest-bearing deposits	3,774,963	3,558,185	3,009,182	2,855,761	2,673,509
Total deposits	5,521,589	5,288,565	5,131,788	5,277,912	5,731,523
Federal funds purchased	—	243,000	195,000	150,000	—
Federal Home Loan Bank of New York advances	355,000	200,000	200,000	100,000	—
Trust preferred securities	20,620	20,620	20,620	20,620	20,620
Secured borrowings	7,621	7,655	7,689	7,725	26,912
Prepaid third-party debit cardholder balances	10,297	10,772	11,102	10,579	9,395
Other liabilities(1)	133,322	130,263	135,896	124,604	96,791
Total liabilities	6,048,449	5,900,875	5,702,095	5,691,440	5,885,241

Common stock	110	110	112	109	109
Additional paid in capital	393,544	392,742	394,124	389,276	387,406
Retained earnings	301,407	279,344	263,783	240,810	248,550
Accumulated other comprehensive gain (loss), net of tax effect	(60,151)	(50,921)	(50,132)	(54,298)	(53,828)
Total stockholders’ equity	634,910	621,275	607,887	575,897	582,237
Total liabilities and stockholders’ equity	$6,683,359	$6,522,150	$6,309,982	$6,267,337	$6,467,478

(1)	Includes adoption impact of ASU 2016-02, Leases (ASC 842) effective January 1, 2022.

Consolidated Statement of Income (unaudited)

	Three months ended			Nine months ended
	Sept. 30,	Jun. 30,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in thousands, except per share data)	2023	2023	2022	2023	2022
Total interest income	$97,897	$88,978	$70,057	$270,138	$180,185
Total interest expense	44,340	35,227	6,732	104,296	14,926
Net interest income	53,557	53,751	63,325	165,842	165,259
Provision for credit losses	791	4,305	2,007	5,742	7,807
Net interest income after provision for credit losses	52,766	49,446	61,318	160,100	157,452

Non-interest income
Service charges on deposit accounts	1,463	1,481	1,445	4,400	4,289
Global Payments Group revenue	4,247	5,731	4,099	14,828	14,998
Other income	803	643	274	2,114	956
Total non-interest income	6,513	7,855	5,818	21,342	20,243

Non-interest expense
Compensation and benefits	17,208	15,288	14,568	48,751	41,404
Bank premises and equipment	2,396	2,287	2,228	7,027	6,608
Professional fees	3,873	4,973	6,086	13,033	9,252
Technology costs	1,171	1,482	984	3,966	3,527
Licensing fees	3,504	3,014	2,823	9,180	7,803
FDIC assessments	1,984	1,640	1,110	6,438	3,595
Regulatory settlement reserve	(3,021)	—	—	(5,521)	—
Other expenses	3,809	3,758	3,391	11,517	9,889
Total non-interest expense	30,924	32,442	31,190	94,391	82,078

Net income before income tax expense	28,355	24,859	35,946	87,051	95,617
Income tax expense	6,292	9,298	10,991	24,351	28,452
Net income (loss)	$22,063	$15,561	$24,955	$62,700	$67,165

Earnings per common share:
Average common shares outstanding:
Basic	11,039,363	11,136,261	10,931,697	11,060,051	10,927,711
Diluted	11,136,873	11,277,975	11,177,152	11,123,348	11,204,735
Basic earnings (loss)	$1.99	$1.39	$2.28	$5.64	$6.13
Diluted earnings (loss)	$1.97	$1.37	$2.23	$5.61	$5.98

Loan Production, Asset Quality & Regulatory Capital

	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2023	2023	2023	2022	2022
LOAN PRODUCTION (in millions)	$333.5	$425.4	$265.4	$411.3	$423.6

ASSET QUALITY (in thousands)
Non-accrual loans:
Commercial real estate	$24,000	$24,000	$24,000	$—	$—
Commercial and industrial	6,934	—	—	—	—
Consumer	24	24	24	24	24
Total non-accrual loans	$30,958	$24,024	$24,024	$24	$24
Non-accrual loans to total loans	0.58%	0.47%	0.50%	—%	—%
Allowance for credit losses	$52,298	$51,650	$47,752	$44,876	$42,541
Allowance for credit losses to total loans	0.98%	1.00%	0.98%	0.93%	0.92%
Charge-offs	$(129)	$(44)	$(100)	$—	$—
Recoveries	$—	$—	$—	$25	$—
Net charge-offs/(recoveries) to average loans (annualized)	0.01%	—%	0.01%	—%	—%

REGULATORY CAPITAL
Tier 1 Leverage:
Metropolitan Bank Holding Corp.	10.7%	10.8%	10.8%	10.2%	9.9%
Metropolitan Commercial Bank	10.5%	10.5%	10.4%	10.0%	9.7%

Common Equity Tier 1 Risk-Based (CET1):
Metropolitan Bank Holding Corp.	11.8%	11.9%	12.3%	12.1%	12.9%
Metropolitan Commercial Bank	11.9%	11.9%	12.3%	12.3%	13.1%

Tier 1 Risk-Based:
Metropolitan Bank Holding Corp.	12.2%	12.2%	12.7%	12.5%	13.3%
Metropolitan Commercial Bank	11.9%	11.9%	12.3%	12.3%	13.1%

Total Risk-Based:
Metropolitan Bank Holding Corp.	13.1%	13.2%	13.6%	13.4%	14.2%
Metropolitan Commercial Bank	12.8%	12.9%	13.2%	13.1%	14.0%

Performance Measures

	Three months ended			Nine months ended
	Sept. 30,	Jun. 30,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in thousands, except per share data)	2023(1)	2023	2022	2023(1)	2022
Net income per consolidated statements of income	$22,063	$15,561	$24,955	$62,700	$67,165
Less: Earnings allocated to participating securities	(118)	(82)	(68)	(285)	(152)
Net income (loss) available to common shareholders	$21,945	$15,479	$24,887	$62,415	$67,013

Per common share:
Basic earnings (loss)	$1.99	$1.39	$2.28	$5.64	$6.13
Diluted earnings (loss)	$1.97	$1.37	$2.23	$5.61	$5.98
Common shares outstanding:
Period end	11,062,729	10,991,074	10,931,697	11,062,729	10,931,697
Average fully diluted	11,136,873	11,277,975	11,177,152	11,123,348	11,204,735
Return on:(2)
Average total assets	1.33%	0.98%	1.51%	1.31%	1.33%
Average equity	13.9%	10.1%	16.8%	13.7%	15.7%
Average tangible common equity(3)	14.1%	10.3%	17.1%	13.9%	16.1%
Yield on average earning assets(2)	5.99%	5.70%	4.26%	5.75%	3.59%
Total cost of deposits(2)	2.74%	2.19%	0.44%	2.22%	0.30%
Net interest spread(2)	1.67%	1.80%	3.25%	1.87%	2.86%
Net interest margin(2)	3.27%	3.44%	3.85%	3.53%	3.29%
Net charge-offs as % of average loans(2)	0.01%	—%	—%	0.01%	—%
Efficiency ratio(4)	51.5%	52.7%	45.1%	50.43%	44.25%

(1)	The three and nine months ended September 30, 2023, include a $3.0 million and $5.5 million, respectively, reversal of the regulatory settlement reserve recorded in the fourth quarter of 2022.

(2)Ratios are annualized.

(3)Net income divided by average tangible common equity. Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures on page 13.

(4)Total non-interest expense divided by total revenues.

Interest Margin Analysis

	Three months ended
	Sept. 30, 2023			Jun. 30, 2023			Sept. 30, 2022
	Average		Yield /	Average		Yield /	Average		Yield /
(dollars in thousands)	Balance	Interest	Rate (1)	Balance	Interest	Rate (1)	Balance	Interest	Rate (1)
Assets:
Interest-earning assets:
Loans (2)	$5,283,114	$90,666	6.80%	$4,921,887	$80,516	6.54%	$4,504,260	$60,570	5.30%
Available-for-sale securities	527,673	2,261	1.71	520,322	2,068	1.59	521,378	1,651	1.27
Held-to-maturity securities	497,682	2,412	1.94	519,076	2,602	2.01	527,050	2,466	1.87
Equity investments	2,387	13	2.20	2,375	13	2.09	2,342	9	1.47
Overnight deposits	124,211	1,783	5.62	237,449	3,086	5.14	913,566	5,114	2.19
Other interest-earning assets	36,952	762	8.24	39,197	693	7.08	17,360	247	5.69
Total interest-earning assets	6,472,019	97,897	5.99	6,240,306	88,978	5.70	6,485,956	70,057	4.26
Non-interest-earning assets	170,195			162,326			108,643
Allowance for credit losses	(52,357)			(48,035)			(41,494)
Total assets	$6,589,857			$6,354,597			$6,553,105
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market and savings accounts	$3,465,347	35,969	4.12	$2,987,237	27,100	3.64	$2,572,111	6,407	0.99
Certificates of deposit	38,937	265	2.70	45,925	303	2.65	51,363	98	0.76
Total interest-bearing deposits	3,504,284	36,234	4.10	3,033,162	27,403	3.62	2,623,474	6,505	0.98
Borrowed funds	572,456	8,106	5.66	588,281	7,824	5.32	20,555	227	4.41
Total interest-bearing liabilities	4,076,740	44,340	4.32	3,621,443	35,227	3.90	2,644,029	6,732	1.01
Non-interest-bearing liabilities:
Non-interest-bearing deposits	1,734,956			1,977,443			3,243,664
Other non-interest-bearing liabilities	146,956			139,341			75,471
Total liabilities	5,958,652			5,738,227			5,963,164
Stockholders' equity	631,205			616,370			589,941
Total liabilities and equity	$6,589,857			$6,354,597			$6,553,105
Net interest income		$53,557			$53,751			$63,325
Net interest rate spread (3)			1.67%			1.80%			3.25%
Net interest margin (4)			3.27%			3.44%			3.85%
Total cost of deposits (5)			2.74%			2.19%			0.44%
Total cost of funds (6)			3.03%			2.52%			0.45%

(1)	Ratios are annualized.
(2)	Amount includes deferred loan fees and non-performing loans.
(3)	Determined by subtracting the annualized average cost of total interest-bearing liabilities from the annualized average yield on total interest-earning assets.
(4)	Determined by dividing annualized net interest income by total average interest-earning assets.
(5)	Determined by dividing annualized interest expense on deposits by total average interest-bearing and non-interest bearing deposits.
(6)	Determined by dividing annualized interest expense by the sum of total average interest-bearing liabilities and total average non-interest-bearing deposits.

Interest Margin Analysis, continued

	Nine months ended
	Sept. 30, 2023			Sept. 30, 2022
	Average		Yield /	Average		Yield /
(dollars in thousands)	Balance	Interest	Rate (1)	Balance	Interest	Rate (1)
Assets:
Interest-earning assets:
Loans (2)	$5,016,075	$247,142	6.58%	$4,214,957	$159,291	5.03%
Available-for-sale securities	526,156	6,435	1.63	542,099	$4,942	1.22
Held-to-maturity securities	507,771	7,391	1.94	488,058	$6,260	1.71
Equity investments	2,375	38	2.12	2,335	$22	1.25
Overnight deposits	189,552	7,353	5.12	1,424,119	$9,023	0.84
Other interest-earning assets	32,166	1,779	7.37	16,030	$647	5.38
Total interest-earning assets	6,274,095	270,138	5.75	6,687,598	180,185	3.59
Non-interest-earning assets	161,592			86,682
Allowance for credit losses	(48,693)			(38,799)
Total assets	$6,386,994			$6,735,481
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market and savings accounts	$3,099,908	$85,099	3.67	$2,642,465	$13,453	0.68
Certificates of deposit	45,874	911	2.66	63,074	$383	0.81
Total interest-bearing deposits	3,145,782	86,010	3.66	2,705,539	13,836	0.68
Borrowed funds	451,063	18,286	5.41	27,099	1,090	5.36
Total interest-bearing liabilities	3,596,845	104,296	3.88	2,732,638	14,926	0.73
Non-interest-bearing liabilities:
Non-interest-bearing deposits	2,032,011			3,368,470
Other non-interest-bearing liabilities	144,712			61,303
Total liabilities	5,773,568			6,162,411
Stockholders' equity	613,426			573,070
Total liabilities and equity	$6,386,994			$6,735,481
Net interest income		$165,842			$165,259
Net interest rate spread (3)			1.87%			2.86%
Net interest margin (4)			3.53%			3.29%
Total cost of deposits (5)			2.22%			0.30%
Total cost of funds (6)			2.48%			0.33%

(1)Ratios are annualized.

(2)Amount includes deferred loan fees and non-performing loans.

(3)Determined by subtracting the annualized average cost of total interest-bearing liabilities from the annualized average yield on total interest-earning assets.

(4)Determined by dividing annualized net interest income by total average interest-earning assets.

(5)Determined by dividing annualized interest expense on deposits by total average interest-bearing and non-interest bearing deposits.

(6)Determined by dividing annualized interest expense by the sum of total average interest-bearing liabilities and total average non-interest-bearing deposits.

Reconciliation of Non-GAAP Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles (“GAAP”), this earnings release includes certain non-GAAP financial measures. Management believes these non-GAAP financial measures provide meaningful information to investors in understanding the Company’s operating performance and trends. These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the following tables:

	Quarterly Data
(dollars in thousands,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,
except per share data)	2023	2023	2023	2022	2022
Average assets	$6,589,857	$6,354,597	$6,212,624	$6,283,813	$6,553,105
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733
Average tangible assets (non-GAAP)	$6,580,124	$6,344,864	$6,202,891	$6,274,080	$6,543,372

Average common equity	$631,205	$616,370	$592,521	$595,769	$589,941
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733
Average tangible common equity (non-GAAP)	$621,472	$606,637	$582,788	$586,036	$580,208

Total assets	$6,683,359	$6,522,150	$6,309,982	$6,267,337	$6,467,478
Less: intangible assets	9,733	9,733	9,733	9,733	9,733
Tangible assets (non-GAAP)	$6,673,626	$6,512,417	$6,300,249	$6,257,604	$6,457,745

Common equity	$634,910	$621,275	$607,887	$575,897	$582,237
Less: intangible assets	9,733	9,733	9,733	9,733	9,733
Tangible common equity (book value) (non-GAAP)	$625,177	$611,542	$598,154	$566,164	$572,504

Common shares outstanding	11,062,729	10,991,074	11,211,274	10,949,965	10,931,697
Book value per share (GAAP)	$57.39	$56.53	$54.22	$52.59	$53.26
Tangible book value per share (non-GAAP) (1)	$56.51	$55.64	$53.35	$51.70	$52.37

(1) Tangible book value divided by common shares outstanding at period-end.

Explanatory Note

Some amounts presented within this document may not recalculate due to rounding.